EX-33.1
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Management's Report on Assessment of Compliance with SEC
Regulation AB Servicing Criteria


Colonial Bank, N.A. (Colonial) is responsible for assessing compliance as of December 31, 2007 and for the period December 28, 2007 through December 31, 2007 with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (CFR) as delegated in the pooling and servicing agreement (PSA) and/or the sub servicing agreement (SSA) for the CSMC Trust 2007-5R pool securitized in 2007. The scope includes this CSMC Trust 2007-5R pool closed during 2007 which requires Regulation AB/1122 reporting.

Colonial has assessed its compliance with the applicable servicing criteria for the period December 28, 2007 through December 31, 2007 and concludes Colonial has complied, in all material respects, with the applicable servicing criteria for the securitized loans/pools indicated above. The extent and nature of the applicability of the applicable servicing criteria to Colonial's services is qualified by additional information presented below.

REGULATION AB SECTON 229.1122 - ITEM 1122d SERVICING CRITERIA

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                    Regulation AB Reference/Servicing Criteria         Applicable Servicing Criteria/Compliance
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1122(d)(1)(i)   -   Policies and procedures are instituted             Not Applicable
                    to monitor any performance or other
                    triggers and events of default in
                    accordance with the transaction
                    agreements.

1122(d)(1)(ii)  -   If any material servicing activities               Colonial is in compliance
                    are outsourced to third parties, policies
                    and procedures are instituted to monitor
                    the third party's performance and
                    compliance with such servicing
                    activities.

1122(d)(1)(iii) -   Any requirements in the transaction                Not applicable
                    agreements to maintain a back-up servicer
                    for the pool assets are maintained.

1122(d)(1)(iv)  -   A fidelity bond and errors and                     Colonial is in compliance
                    omissions policy is in effect on the
                    party participating in the servicing
                    function throughout the reporting period
                    in the amount of coverage required by and
                    otherwise in accordance with the terms of
                    the transaction agreements.


1122(d)(2)(i)   -   Payments on pool assets are deposited              Not applicable
                    into the appropriate custodial bank
                    accounts and related bank clearing
                    accounts no more than two business days
                    of receipt, or such other number
                    of days specified in the transaction
                    agreements.

1122(d)(2)(ii)  -   Disbursements made via wire transfer on            Not applicable
                    behalf of an obligor or to investor are
                    made only by authorized personnel.

1122(d)(2)(iii) -   Advances of funds or guarantees                    Not applicable
                    regarding collections, cash flows or
                    distributions, and any interest or other
                    fees charged for such advances, are made,
                    reviewed, and approved as specified in
                    the transaction agreements.

1122(d)(2)(iv)  -   The related accounts for the                       Not applicable
                    transaction, such as cash reserve
                    accounts or accounts established as a
                    form of overcollateralization, are
                    separately maintained (e.g., with respect
                    to commingling of cash) as set forth in
                    the transaction agreements.

1122(d)(2)(v)   -   Each custodial account is maintained at            Not applicable
                    a federally insured depository
                    institution as set forth in the
                    transaction agreements. For purposes of
                    this criterion, "federally insured
                    depository institution" with respect to a
                    foreign financial institution means a
                    foreign financial institution that meets
                    the requirements of Section 240.13k-1(b)(1)
                    of this chapter.

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                    Regulation AB Reference/Servicing Criteria         Applicable Servicing Criteria/Compliance
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1122(d)(2)(vi)  -   Unissued checks are safeguarded so as              Not applicable
                    to prevent unauthorized access.

1122(d)(2)(vii) -   Reconciliations are prepared on a                  Not applicable
                    monthly basis for all asset-backed
                    securities related bank accounts,
                    including custodial accounts and related
                    bank clearing accounts. These
                    reconciliations: (A) Are mathematically
                    accurate; (B) Are prepared within 30
                    calendar days after the bank statement
                    cutoff date, or such other number of days
                    specified in the transaction agreements;
                    (C) Are reviewed and approved by someone
                    other than the person who prepared the
                    reconciliation; and (D) Contain
                    explanations for reconciling items.
                    These reconciling items are resolved
                    within 90 calendar days of their original
                    identification, or such other number of
                    days specified in the transaction
                    agreements.

1122(d)(3)(i)   -   Reports to investors, including those              Not applicable
                    to be filed with the Commission, are
                    maintained in accordance with the
                    transaction agreements and applicable
                    Commission requirements. Specifically,
                    such reports: (A) Are prepared in
                    accordance with timeframes and other
                    terms set forth in the transaction
                    agreements; (B) Provide information
                    calculated in accordance with the terms
                    specified in the transaction agreements;
                    (C) Are filed with the Commission as
                    required by its rules and regulations;
                    and (D) Agree with the investors' or
                    trustee's records as to the total unpaid
                    principal balance and number of pool
                    assets serviced by the servicer.

1122(d)(3)(ii)  -   Amounts due to investors are allocated             Not applicable
                    and remitted in accordance with
                    timeframes, distribution priority and
                    other terms set forth in the transaction
                    agreements.

1122(d)(3)(iii) -   Disbursements made to an investor are              Not applicable
                    posted within two business days to the
                    servicer's investor records, or such other
                    number of days specified in the transaction
                    agreements.

1122(d)(3)(iv)  -   Amounts remitted to investors per the              Not applicable
                    investor reports agree with cancelled
                    checks, or other form of payment, or
                    custodial bank statements.

1122(d)(4)(i)   -   Collateral or security on pool assets              Colonial is in compliance.
                    is maintained as required by the
                    transaction agreements or related pool
                    asset documents.

1122(d)(4)(ii)  -   Pool assets and related documents are              Colonial is in compliance.
                    safeguarded as required by the
                    transaction agreements.

1122(d)(4)(iii) -   Any additions, removals, or                        Colonial is in compliance.
                    substitutions to the asset pool are made,
                    reviewed, and approved in accordance with
                    any conditions or requirements in the
                    transaction agreements.

1122(d)(4)(iv)  -   Payments on pool assets, including any             Not applicable
                    payoffs, made in accordance with the related
                    pool asset documents are posted to the
                    Servicer's obligor records maintained no
                    more than two business days after
                    receipt, or such other number of days
                    specified in the transaction agreements,
                    and allocated to principal, interest, or
                    other items (e.g., escrow) in accordance
                    with the related pool asset documents.

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                    Regulation AB Reference/Servicing Criteria         Applicable Servicing Criteria/Compliance
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1122(d)(4)(v)   -   The Servicer's records regarding the               Not applicable
                    pool assets agree with the servicer's
                    records with respect to an obligor's
                    unpaid principal balance.

1122(d)(4)(vi)  -   Changes with respect to the terms or               Not applicable
                    status of an obligor's pool asset (e.g.,
                    loan modifications or re-agings) are
                    made, reviewed and approved by authorized
                    personnel in accordance with the
                    transaction agreements and related pool
                    asset documents.

1122(d)(4)(vii) -   Loss mitigation or recovery actions                Not applicable
                    (e.g., forbearance plans, modifications
                    and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as
                    applicable) are initiated, conducted, and
                    concluded in accordance with
                    the timeframes or other requirements
                    established by the transaction
                    agreements.

1122(d)(4)(viii)-   Records documenting collection efforts             Not applicable
                    are maintained during the period a pool
                    asset is delinquent in accordance with
                    the transaction agreements. Such records
                    are maintained on at least a monthly
                    basis, or such other period specified in
                    the transaction agreements, and describe
                    the entity's activities in monitoring
                    delinquent pool assets including, for
                    example, phone calls, letters, and
                    payment rescheduling plans in cases where
                    delinquency is deemed temporary (e.g.,
                    illness or unemployment).

1122(d)(4)(ix)  -   Adjustments to interest rates or rates             Not applicable
                    of return for pool assets with variable
                    rates are computed based on the related
                    pool asset documents.

1122(d)(4)(x)   -   Regarding any funds held in trust for              Not applicable
                    an obligor (such as escrow accounts): (A)
                    such funds are analyzed, in accordance
                    with the obligor's pool asset documents,
                    on at least an annual basis, or such
                    other period specified in the transaction
                    agreements; (B) interest on such funds is
                    paid, or credited, to obligors in
                    accordance with applicable pool asset
                    documents and state laws; and (C) such
                    funds are returned to the obligor within
                    30 calendar days of full repayment of the
                    related pool asset, or such other number
                    of days specified in the transaction
                    agreements.

1122(d)(4)(xi)  -   Payments made on behalf of an obligor              Not applicable
                    (such as tax or insurance payments) are
                    made on or before the related penalty or
                    expiration dates, as indicated on the
                    appropriate bills or notices for such
                    payments, provided that such support has
                    been received by the servicer at least 30
                    calendar days prior to these dates, or
                    such other number of days specified in
                    the transaction agreements.

1122(d)(4)(xii) -   Any late payment penalties in                      Not applicable
                    connection with any payment to be made on
                    behalf of an obligor are paid from the
                    servicer's funds and not charged to the
                    obligor, unless the late payment was due
                    to the obligor's error or omission.

1122(d)(4)(xiii)-   Disbursements made on behalf of an                 Not applicable
                    obligor are posted within two business
                    days to the obligor's records maintained
                    by the servicer, or such other number of
                    days specified in the transaction
                    agreements.

1122(d)(4)(xiv) -   Delinquencies, charge-offs, and                    Not applicable
                    uncollectible accounts are recognized and
                    recorded in accordance with the
                    transaction agreements.

1122(d)(4)(xv)  -    Any external enhancement or other                  Not applicable
                    support identified in Item
                    1114(a)(1) through (3) or Item 1115 of
                    this Regulation AB, is maintained as set
                    forth in the transaction agreements.

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/s/ Sarah H. Moore
Sarah H. Moore
Senior Executive Vice President, Chief Financial Officer

/s/ Kamal Hosein
Kamal Hosein
Executive Vice President, Treasurer



Mortgage Warehouse Lending Division
201 East Pine Street, Suite 730 * Orlando, FL 32801 * Telephone (407) 835-6700
* Fax (407) 835-6690
Member FDIC * www.colonialbank.com